Exhibit 99.1

                COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

This Agreement, dated and effective as of this 11th day of November, 2004 (Effective Date), is made by and between INFOTONICS TECHNOLOGY CENTER INC., a not-for-profit corporation having an office and place of business at 5450 Campus Drive, Canandaigua, NY 14424 (Infotonics) and MEDISCIENCE TECHNOLOGY CORP., a for-profit corporation having an office and place of business at 1235 Folkstone Way, Cherry Hill, NJ 08034, through its New York City subsidiary, MEDI-PHOTONICS DEVELOPMENT LLC (collectively, MDSC).

RECITALS;

A. Infotonics and MDSC wish to collaborate with one another in the conduct of a research program involving the development of commercially viable miniature devices for Mediscience Technology Corp. that will make use of ultraviolet light to diagnose the health of living tissue remotely monitoring the health/status of various medical environments, e.g., the detection of various types of cancer and the monitoring of body functions. The Parties also wish to develop from the research program commercially viable miniature devices for other markets, such as the sensing of biological and chemical species like bacteria and pollutants among others, and other non-medical applications that will benefit the public good.

B. Infotonics has experience, skill and ability in the field of microsystems technology and has been a significant sponsor of research by Dr. Robert Alfano, Distinguished Professor of Science and Engineering at The City University of New York in furtherance of the development of the Compact Photonic Explorer, a "photonic sensor" that will use ultraviolet light to remotely monitor the health of human tissue in various environments.

C. MDSC desires to engage Infotonics in a research project in accordance with the scope of work described in Appendix A (Research).


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

D. Both Parties agree that the Research is of mutual interest and benefit and will further the research and economic development objectives of Infotonics in a manner consistent with its status as a tax-exempt organization organized and operated pursuant to Section 501(c)(3) of the Internal Revenue Code.

E. Both Parties anticipate that the participants and the public as a whole will benefit from the Research by advancing science and engineering through discovery and development of commercially viable devices.

1. Scope of Work
   -------------

MDSC grants to Infotonics and Infotonics accepts support for applied research investigation under the direction of Dr. Les Fritzemeier (Principal Investigator), who shall be responsible for the direction and conduct of the Research as described in the Appendix A. Infotonics undertakes the Research in furtherance of its goal of advancing scientific research and generating economic development through collaborations that lead to commercialization of microsystems technology.

2. Compensation
   ------------

As consideration for Infotonics' exerting its good faith efforts to carry out the Research, MDSC will issue to Infotonics (i) 1,000,000 shares of the common capital stock of MEDISCIENCE TECHNOLOGY CORP having a market value based on the average of the closing prices over a thirty (30) day period ending three (3) days before the date of signing of this agreement pursuant to a share issuance agreement in the form attached hereto as Appendix B (ii) a warrant exercisable to purchase at $3.00 a share for 1,000,000 shares of the common capital stock of MEDISCIENCE TECHNOLOGY CORP., pursuant to a warrant in the form attached hereto as Appendix C (collectively, the Stock), and will pay fees in U.S. dollars, net of taxes or imposts, for specific research services to be determined by Infotonics based upon detailed Statements of Work, to be agreed upon as the Research progresses

3. Period of Performance
   ---------------------

Research under this Agreement will be performed commencing upon the Effective Date and will terminate upon completion of the Research, currently estimated to be five years.


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

4. Technical Representatives
   -------------------------

MDSC's technical representative shall be Michael Engelhart (MDSC Representative) or such other representative as MDSC may subsequently designate in writing. Infotonics' technical representative shall be the Principal Investigator.

5. Consultation with MDSC's Representatives
   ----------------------------------------

During the period of this Agreement, MDSC's Representative and other representatives may have reasonable access to consult informally with the Principal Investigator regarding the Research both personally and by telephone. Access to work carried on at the Infotonics Technology Center in the course of the Research shall be entirely under the control of Infotonics' personnel; MDSC's representatives shall be permitted to visit the laboratories in the Infotonics Center only as mutually agreed during usual hours of operation.

6. Technical Reports
   -----------------

The Principal Investigator shall make up to four (4) reports, written or oral, each year if requested by MDSC's Representative. The Principal Investigator and MDSC's Representative may also make other reporting arrangements. Within sixty
(60) days after the expiration of this Agreement, the Principal Investigator shall submit a comprehensive final report to MDSC.

7. Publicity
   ---------

Neither Party shall issue publicity releases in connection with work performed under this Agreement, nor use the name of the other in connection with any products, promotions or advertising, without the prior written approval of the other, except that MDSC may make public filings factually describing its relationship with Infotonics as required by law or regulation or the rules of public stock exchanges. In any such statement the relationship of the Parties and the scope and nature of their participation shall be accurately and appropriately described.

8. Publication
   -----------

Each Party shall have the right to publish and otherwise publicly disclose information it has gained in the course of the Research, provided such disclosures shall constitute full and fair disclosure of information to the public as required by law or regulation or the rules of public stock exchanges or other applicable governmental body or agency. Furthermore, to permit MDSC an opportunity to determine if patentable inventions are disclosed, the Principal Investigator will provide MDSC with advance copies of reports or articles written by project personnel reporting on the Research prior to submission for publication. Provided MDSC informs Infotonics and the Principal Investigator within 30 days after receipt of such reports or articles, their publication will be delayed for a


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

reasonable time, not to exceed six (6) months, to permit the filing of any applicable patent applications.

9. Intellectual Property
   ---------------------

a) Definitions
   -----------

      The following definitions apply to this Agreement and to the other documents specifically incorporated by reference into this Agreement.

      1) Technology means the entire body of technical knowledge, methods and materials related to the Research, whether communicated verbally or in writing, whether or not patentable or copyrightable or of a public or confidential nature. Technology includes Intellectual Property and Technical Information and encompasses both Background Technology and Research Technology.

      2) Background Technology means all Intellectual Property and Technical Information of a Party (1) in existence prior to the Effective Date, or (2) developed during the period of performance of the Research but separate and apart from the Research, which is relevant to and useful in the performance of work on the Research and which the Party has a right to license or sublicense and has agreed to make available for the Research as identified in Appendix D, as it may be amended from time to time.

      3) Research Technology means all Intellectual Property and Technical Information developed in the course of performance of the Research.

      4) Intellectual Property means any patent application(s) and resulting issued patent(s), including but not limited to any continuation, continuation-in-part (to the extent the claims are specifically directed to the subject matter in the patent or patent application to which it claims priority), divisional, reissue, reexamination, and renewal patent, and all foreign counterparts thereof, and any registered and unregistered copyrights and mask works.

      5) Technical Information means any writing, recording, computer storage media or printout, flowcharts, development notes or logs, formal or informal engineering drawings, designs, schematics, blueprints, memoranda, laboratory or engineering notes or manuals, software (including source code and object code), mask works, cost and financial information, and all other printed or electronically-stored data. Technical Information includes that intangible information base commonly referred to as trade secrets and know-how.

      6) Necessary Background Technology means that Background Technology in the possession of a Party which is necessary for and essential to the implementation, use, and commercialization of Research Technology.

b) Proprietary Disclosures
   -----------------------


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

If a Party (discloser) discloses its Technology or other information to the other Party (receiver) and identifies the Technology and such information as proprietary and/or confidential by use of an appropriate stamp, legend or other marking or notice (Confidential Information), the receiver agrees that the rights and obligations of the Parties with respect to the Confidential Information shall be governed by the terms and conditions of the Master Confidentiality and Mutual Disclosure Agreement between the Infotonics and MDSC dated May 6, 2004, attached hereto as Appendix E. It is agreed by Infotonics and MDSC that the disclosure of Confidential Information shall be solely for the purposes of this Agreement and shall not be construed as a grant of any right or license with respect to the Confidential Information except as set forth otherwise herein or in a duly executed license agreement

c) Background Technology.
   ----------------------

      Each Party's existing experience and knowledge base will be important in achieving the successful performance of the objectives of this Agreement, and each Party is expected to contribute from its experience and knowledge base to maximize the benefits from the Research. Within this framework, each Party retains sole discretion regarding disclosure of its Technology. If disclosed by a Party, Background Technology shall remain the property of the disclosing Party but shall be provided to the other Party and qualified affiliates, subsidiaries and contractors in accordance with the following terms and conditions.

      1) Application of Appendix D.

Appendix D identifies each Party's Background Technology and specifies the terms and conditions under which each item of Background Technology will be made available for use in the Research and thereafter. Unless otherwise clearly restricted in Appendix D, each Party may use all Background Technology as set forth in paragraph 9(c)(4) below. During the term of the this Agreement, any Party may propose additions of Background Technology items to its portion of Appendix D by providing the other Party with an appropriate description and conditions for use. Such additions will be reflected in a revised and superseding Appendix D.

      2) Necessary Background Technology. Each Party represents that, prior to the initiation of the Research, it has made a good-faith effort to identify to the other Party the existence of any Necessary Background Technology possessed by the first Party, and that it shall promptly identify to the other Party the existence of any Necessary Background Technology possessed by the first Party which may subsequently come to its attention.

      3) Licensing of Background Technology to MDSC Subject to limitations set forth in Appendix D, MDSC may use Infotonics' Background Technology on a royalty-free basis in the performance of the Research and in commercial exploitation of Research Technology and may authorize their majority-owned and controlled affiliates and subsidiary entities throughout the world to use Background Technology in a like


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

manner, provided such affiliates and subsidiary corporations maintain all restrictive markings and otherwise comply with the restrictions placed on use of the Background Technology. Also, unless otherwise noted in Appendix D, MDSC may disclose Background Technology to independent contractors, subcontractors, and suppliers in order that it may beneficially use such information on a royalty-free basis in the performance of the Research and in the commercial exploitation of Research Technology. Disclosure is further limited by the provision that such independent contractors, sub-contractors, and suppliers must agree in writing to maintain all restrictions placed on MDSC's use of Background Technology. The foregoing notwithstanding, Infotonics shall not be required to license or otherwise make available any Background Technology or Necessary Background Technology listed on Appendix D for which a technology of comparable utility is available from other sources in reasonable quantities and at reasonable prices, or for which there is a commercially available product which reasonably satisfies MDSC's needs.

      4) Infotonics' Noncommercial Research License to Background Technology:
Subject to the limitations stated in Appendix D, MDSC grants to Infotonics royalty-free, nonexclusive, noncommercial, internal use research licenses to use Background Technology to the degree to which it is able to do so, and for so long as such Background Technology is necessary or appropriate for the conduct of the Research. MDSC represents and warrants to Infotonics that all necessary permissions have been obtained for granting such nonexclusive research licenses, and upon Infotonics request will provide written proof thereof. The aforementioned research licenses to MDSC's Background Technology shall be subject to any agreements with third parties in effect before the Effective Date.

      5) Commercialization Licenses of Background Technology to Infotonics:
Subject to the limitations stated in Appendix D, MDSC shall negotiate in good faith on commercially reasonable terms, nonexclusive or exclusive, commercial licenses, with sub-licensing rights, to use Background Technology to the degree necessary and appropriate for Infotonics to commercialize the results of the Research. The commercialization licenses to MDSC's Background Technology shall be subject to any agreements with third parties in effect before the Effective Date.

      6) Licensing of the U.S. Government. Should the Parties decide to enter into an agreement(s) with a U.S. Government entity and should access to a Party's Background Technology be necessary, such Party shall negotiate with the Government entity for the purpose of granting licenses to its Background Technology under terms and conditions the Party, in its sole discretion, deems reasonable.

d) Research Technology
   -------------------

      1) Technical Information. Subject to fulfillment of contractual obligations hereunder, all Technical Information developed or generated in connection with the Research solely by a Party`s employees or contractors shall be owned by such Party. Any Technical Information developed jointly by one or more employees or contractors of one Party with one or more employees or contractors of the other Party shall be jointly


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

owned. The Parties shall disclose all Technical Information developed or generated in connection with the Research to each other. Until such time as the owner, or one of the joint owners, first releases or publishes such information to the general public, the Parties shall treat such Technical Information as Confidential Information as previously cited herein. Before release of any Technical Information developed or generated in connection with the Research which includes any Party's Confidential Information, or extract or derivative thereof, the other Party shall take reasonable steps to ensure that any such release of information will not jeopardize any proprietary rights of the other Party. However, nothing herein shall prevent Infotonics from fulfilling its obligation under the laws of the United States to make the results of research it supports available to the public. Following such release, each Party shall have the right to use, duplicate, or disclose such released Technical Information, in whole or in part, in any manner and for any purpose whatsoever and to have and permit others to do so.

      2) Ownership. Inventorship and creation of all Intellectual Property developed or generated in connection with the Research will be determined in accordance with U. S. Patent and other laws, and ownership shall follow inventorship/authorship. Any Intellectual Property developed solely by a Party shall belong to the Party. Any Intellectual Property developed jointly shall be jointly owned. No Party shall have any duty to account to the other Party for any jointly owned Intellectual Property.

      3) Disclosure of Inventions. Each Party shall provide (and shall require any persons and/or contractors performing work on the Research to provide) the other Party with a written invention disclosure report concerning each invention it has developed within one month of conception or first actual reduction to practice, whichever occurs first. Such invention disclosure report shall be sufficiently complete in technical detail to convey a clear understanding to the extent known of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. Such report shall identify any past and proposed disclosure, sale, or use of the invention.

      4) The Parties shall agree on a case-by-case basis regarding the content and cost-sharing of any patent, know-how, copyright or trademark registration activities. If the owner of the Intellectual Property does not elect to file a U.S. patent application or foreign patent application in any country or community of countries within six (6) months of the date of disclosure to the other Party, the other Party may elect to file at its own expense wherever the owner has elected not to file. Any filing involving joint property ownership must reference both Parties as legally designated and identified co-owners and/or co-assignees, co-licensees. The non-filing Party shall continue to enjoy a license in and to such Party owned and jointly owned property as set forth below. The foregoing notwithstanding, if the Research is supported by U. S. Government funding and none of the Parties has elected to file and thereby retain title within two (2) years of Infotonics' disclosure of the invention to the U.S. Government, the Government may elect to obtain title to the invention.

      5) Fees and Costs. Certain rights in this Section 9(d) are subject to the owner(s) paying all associated filing fees and costs, including costs of patent preparation, prosecution, and maintenance and copyright and mask works registration. Should the


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

owner or one of the joint owners decide at any time to cease necessary payments on patent, copyright or mask works applications or maintenance of any patent obtained pursuant to this Section, it shall offer to the other joint owner or Party the opportunity to assume responsibility for all of such expenses. If the other joint owner or Party chooses to assume responsibility for such expenses, the owner or other joint owner shall assign to the Party assuming the expenses all rights to the applicable Intellectual Property, including, but not limited to, the right to sue for past infringement.

      6) MDSC's License. MDSC assures Infotonics that it will exert due diligence in bringing licensed Research Technology to practical application in a commercially reasonable period of time. In particular, Mediscience shall perform the tasks described on Appendix F attached hereto. Subject to fulfillment of its contractual obligations hereunder and payment of all associated patent filing fees and costs, MDSC shall have a paid up, royalty-free, worldwide, exclusive (but for Infotonics' non-exclusive license for research and educational purposes) license in and to Research Technology developed jointly or solely by Infotonics for all applications related to the health of human tissue, including the detection of cancer types as well as monitoring of various physiological body functions (MDSC Field of Use) and a paid up, royalty-free, worldwide, non-exclusive license in all other fields of use. The license to MDSC shall include the right to make, have made, use, and sell articles and as well as the right to copy, distribute and make derivative works and to use any mask works. MDSC shall be free to sublicense to majority-owned and controlled affiliates and subsidiary entities throughout the world subject to Section 9(d)( 8).

      7) Infotonics' License. Subject to fulfillment of its contractual obligations hereunder, Infotonics shall have a paid up, royalty-free, worldwide, non-exclusive license, with sub-licensing rights subject to Section 9(d)( 8), in and to Research Technology developed jointly or solely by MDSC for all applications outside the MDSC Field of Use and within the MDSC Field of Use for research and educational purposes.

      8) Licensing of the U.S. Government. As applicable, any and all grants of rights relative to inventions made under this Collaborative Research Project Agreement shall be subject to the reservation of a non-exclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States for governmental non-commercial purposes throughout the world.

      9) Warranty of Sublicense(s) to Subsidiaries of Parties. Each Party which sublicenses or otherwise extends its rights under the clauses of this Section 9(d) to its qualified affiliate or subsidiary entity warrants that such entity will honor all relevant obligations under this Agreement. When a Party's affiliate or subsidiary entity no longer qualifies as described herein, such affiliate or subsidiary entity will be afforded the same rights to Research Technology and Background Technology as are terminating/terminated Parties as set forth in Section 23.

      10) Intellectual Property Enforcement.


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

The owner of any Intellectual Property, including any joint owner, shall have the first right to enforce it. The other Party shall promptly notify the Party owning any Intellectual Property related to the Research of any suspected infringement of any such Intellectual Property of which the other Party becomes aware. If, within six (6) months of receiving notice of such infringement, the owner(s) does not file suit or cause such alleged infringement to cease, then such owner(s) shall grant to the other Party who is a joint owner of, or has a license to, such Intellectual Property the right to initiate legal action against any such infringer, or otherwise enforce such Intellectual Property in its own name, at its own expense, and for its own benefit. The owner(s) further shall take such steps as are necessary to enable such Party to attain standing to bring suit against any such infringer, or otherwise enforce such Intellectual Property, subject to such Party's commitment to reimburse the owner for any out-of-pocket costs incurred in such efforts. Any monetary recoveries resulting from such enforcement and/or suit shall go first to the Parties to reimburse them for any cost incurred and then to the Party who initiated the suit, who shall be the sole beneficiary of any surplus monetary recoveries resulting from such enforcement and/or suit.

10. Future Development Services
    ---------------------------

MDSC hereby grants to Infotonics the right of first refusal to perform all subsequent research and development and pilot manufacturing services related to the Compact Photonic Explorer ("Future Development Services"). If at any time, MDSC receives an offer to perform Future Development Services from a party other than Infotonics ("Third Party") and such offer is acceptable to MDSC, then, MDSC shall forward a copy of such offer (the "Acceptable Offer") to Infotonics. Infotonics shall have a period of 30 days after receiving a copy of the Acceptable Offer within which to notify MDSC that Infotonics elects to match the price, performance, cost and quality criteria of the Acceptable Offer in all material respects. Following such notice MDSC and Infotonics shall negotiate a contract for such Future Development Services as were required in the Acceptable Offer. If Infotonics waives its right of first refusal or does not notify MDSC within the 30-day period mentioned above of Infotonics' election to so match the Acceptable Offer, MDSC shall be free to obtain Future Development Services from the Third Party on the terms specified in the Acceptable Offer. If MDSC and the Third Party fail to enter into a non-contingent, binding agreement within 30 days after (i) Infotonics has waived its right of first refusal, or (ii) the 30-day period for Infotonics to respond has expired, Infotonics shall again be entitled to the right of first refusal to perform Future Development Services.

11. First Right and Right of First Refusal for Manufacturing
    --------------------------------------------------------

a) If MDSC wishes to commence the commercial marketing and sale of any device resulting from the Research, it shall first work collaboratively with Infotonics to develop and to implement a plan for manufacturing such device in New York State, and for a period of not less than 90 days, MDSC shall (i) not solicit offers from, or provide information to, or enter into any agreement or understanding with, any other party with respect to manufacturing such device
(ii) not otherwise pursue any matter or transaction that would likely interfere with Infotonics' ability to develop and implement a plan for


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

manufacturing such device, and (iii) work and negotiate in good faith with Infotonics for Infotonics to develop and implement such a plan.

b) MDSC hereby grants to Infotonics the right of first refusal to deliver manufacturing services related to the Compact Photonic Explorer ("Manufacturing Services"). If at any time, MDSC receives an offer for Manufacturing Services from a party other than Infotonics ("Third Party") and such offer is acceptable to MDSC, then, MDSC shall forward a copy of such offer (the "Acceptable Offer") to Infotonics. Infotonics shall have a period of 30 days after receiving a copy of the Acceptable Offer within which to notify MDSC that Infotonics elects to match the price, performance, cost and quality criteria of the Acceptable Offer in all material respects. Following such notice MDSC and Infotonics shall negotiate a contract to deliver such Manufacturing Services as were required in the Acceptable Offer. If Infotonics waives its right of first refusal or does not notify MDSC within the 30-day period mentioned above of Infotonics' election to so match the Acceptable Offer, MDSC shall be free to obtain Manufacturing Services from the Third Party on the terms specified in the Acceptable Offer. If MDSC and the Third Party fail to enter into a non-contingent, binding agreement within 30 days after (i) Infotonics has waived its right of first refusal, or
(ii) the 30-day period for Infotonics to respond has expired, Infotonics shall again be entitled to the right of first refusal to perform Manufacturing Services.

12. Indemnification
    ---------------

MDSC shall indemnity, defend, and hold harmless Infotonics and its present and former officers, directors, trustees, employees, and agents, and hereby waives any damages, from any claim, loss, cost, expense, or liability of any kind, including reasonable attorney's fees (whether incurred as the result of a third party claim or a claim to enforce this provision), arising out of or connected with this Agreement or the Research, including, without limitation, product liability claims relating to commercialization of the Research. It shall be a condition of the indemnification obligation that Infotonics promptly notify MDSC of any such claim and cooperate with MDSC and its insurance carrier in the defense of the claim. MDSC shall consult with Infotonics regarding the defense of such claim and shall submit any proposed settlement to Infotonics in advance of its approval whenever Infotonics' interests are materially and adversely affected.

13. Warranties; Limitation of Liability
    -----------------------------------

a) INFOTONICS MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY, OR ACCURACY OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. INFOTONICS SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY MDSC, ANY LICENSEE, OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH


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

INVENTION OR PRODUCT. INFOTONICS' MAXIMUM LIABILITY TO MDSC FOR ANY CAUSE OF ACTION OR OTHER CLAIM DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE RESEARCH IS LIMITED TO ONE-HALF OF INFOTONICS' REALIZED MARKET VALUE OF THE STOCK DURING THE 12 MONTHS IMMEDIATELY PRECEDING NOTICE OF ANY SUCH CAUSE OR CLAIM.

b) MDSC MAKES NO WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE CONDITION, ORIGINALITY, OR ACCURACY OF THE RESEARCH OR ANY INVENTION(S) OR PRODUCT(S), WHETHER TANGIBLE OR INTANGIBLE, CONCEIVED, DISCOVERED, OR DEVELOPED UNDER THIS AGREEMENT; OR THE OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT. EXCEPT FOR MDSC'S INDEMNIFICATION OBLIGATIONS UNDER
SECTION 12, MDSC SHALL NOT BE LIABLE FOR ANY DIRECT, CONSEQUENTIAL, OR OTHER DAMAGES SUFFERED BY INFOTONICS, ANY LICENSEE, OR ANY OTHERS RESULTING FROM THE USE OF THE RESEARCH OR ANY SUCH INVENTION OR PRODUCT.

14. Independent Contractor
    ----------------------

For the purposes of this Agreement and all services to be provided hereunder, each Party shall be, and shall be deemed to be, an independent contractor and not an agent or employee of the other Party. Neither Party shall have authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, except as may be explicitly provided for herein or authorized by the other Party in writing.

15. Governing Law; Disputes
    -----------------------

The validity and interpretation of this Agreement and the legal relations of the Parties to it shall be governed by the laws of the State of New York, and applicable U.S. Federal Law, without regard to its conflict of laws principles or rules. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to submit such dispute for full, binding and final resolution in accordance with the Commercial Rules of the American Arbitration Association, with the venue of the arbitration to be located in the proximity of the principal place of business of the Respondent.

16. Assignment
    ----------

This Agreement shall not be assignable by either Party without the prior written consent of the other Party. Any and all assignments not made in accordance with this section shall be void.

17. Notices
    -------


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

Any notice or report required or permitted to be given under this Agreement shall be deemed to have been sufficiently given for all purposes if mailed by first class certified or registered mail to the following addresses of either
Party:

       Infotonics Technology Center Inc.          Mediscience Technology Corp.
       5450 Campus Drive                          /Medi-Photonics LLC
       Canandaigua, NY  14424                     101 West 31st Street
       Attention: Les Fritzemeier                 New York, New York 10001
                                                  Attn: Michael Engelhart
       Phone (585) 919-3000
       Fax (585) 919-3011                         Phone (201) 818.0665
       E-mail les.fritzemeier@infotonics.org
              ------------------------------      Fax (212) 685.0690
       With copy to:                              E-mail mengelhart@medisciencetech.com
       Jeffrey K. Newman, Legal Counsel
       5450 Campus Drive                          With a copy to:
       Canandaigua, NY  14424                     Peter Katevatis, CEO
       jeff.newman@infotonics.org                 1235 Folkstone Way
                                                  Cherry Hill, New Jersey 08034
                                                  Fax (215) 763.2908

      or to such other addresses as shall hereafter have been furnished by written notice to the other Party.

18. Export Controls
    ---------------

It is understood that Infotonics is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes, and other commodities, and that its obligations hereunder are contingent on compliance with applicable U.S. export laws and regulations (including the Arms Export Control Act as amended, and the Export Administration Act of 1979). The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by MDSC that MDSC will not re-export data or commodities to certain foreign countries without prior approval of the cognizant government agency. While Infotonics shall cooperate in securing any license which such agency deems necessary in connection with this Agreement, Infotonics cannot guarantee that such licenses will be granted.

19. Force Majeure
    -------------

Infotonics shall not be responsible to MDSC for failure, to perform any of the obligations imposed by this Agreement, provided such failure shall be occasioned in whole or in part by fire, flood, explosion, lightning, windstorm, earthquake, subsidence of soil, failure or destruction of machinery or equipment, or failure of supply of materials, discontinuity in the supply of power, governmental interference, civil commotion, riot, war, strike, labor disturbance, transportation difficulty, labor shortage, or any cause beyond the reasonable control of Infotonics.

20. No Oral Modification
    --------------------

No change, modification, extension, termination, or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the Parties hereto.

21. Paragraph Headings
    ------------------

The section headings are provided for convenience and are not to be used in construing this Agreement.

22. Survivorship
    ------------

The provisions of Sections 2, 7, 8, 9, 10, 11, 12, 13, 15, 17, 18, 22, and 23
shall survive any expiration or termination of this Agreement.

23. Term and Termination
    --------------------

a) This Agreement shall expire on completion of the Research, currently estimated to be five years unless extended or sooner terminated in accordance with the provisions of this Section.

b) Either Party may terminate this Agreement by giving the other Party ninety
(90) days' prior written notice of its election to terminate. In addition, Infotonics may terminate this Agreement immediately if circumstances beyond its control, in its sole discretion, preclude continuation of the Research.

c) If MDSC fails to meet any of its obligations under this Agreement and fails to remedy the failures within sixty (60) days after receipt of written notice thereof, Infotonics shall have the option of terminating this Agreement upon written notice thereof, and such right to terminate shall be Infotonics' sole remedy at law or in equity. If Infotonics fails to meet its obligations under this Agreement and fails to remedy these failures within sixty (60) days after receipt of written notice, MDSC shall have the option of terminating this Agreement upon written notice, and such right to terminate shall be MDSC's sole remedy at law or in equity.

d) Upon termination by one Party under Section 9(b) or (c) above, licenses to the Research Technology and Background Technology previously provided by the voluntarily terminating or involuntarily terminated Party to other Party shall continue in effect. Licenses to the Research Technology and Background Technology previously provided by other Party to the voluntarily terminating or involuntarily terminated Party shall be revoked, but the voluntarily terminating or involuntarily terminated Party shall be entitled to negotiate for royalty-bearing licenses from the other Party under terms and conditions that the other Party, in its sole discretion, deems fair and reasonable.

24. Entire Agreement
    ----------------

This instrument contains the entire agreement between Parties with respect to the Research and related matters. No verbal agreement, conversation or representation between any officers, agents, or employees of the Parties either before or after the execution of this Agreement shall affect or modify any of the terms or obligations herein contained.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by duly authorized representatives as of the Effective Date.

Infotonics Technology Center Inc.           Mediscience Technology Corp./Medi-
                                            Photonics LLC


By:   /s/ David R. Smith                    By  /s/ Peter Katevatis
   ------------------------------              ---------------------------------


Name:     David R. Smith                    Name    Peter Katevatis
      ----------------------------               -------------------------------


Title     CEO                               Title   Chairman/CEO
      ----------------------------                ------------------------------
               11/11/04                                      11/9/04

                            Appendix A--Scope of Work
                            -------------------------

Compact Photonic Explorer
Beta Prototype Research and Development

Task 1 Assessment and Development of Alpha and Beta prototypes.

Infotonics will conduct an evaluation of the existing CUNY alpha-prototype of the Compact Photonic Explorer (CPE) and current, FDA-approved ingestible diagnostic devices (e.g. Given PillCam(TM)). The evaluation will be used to map technological status of the CPE against viable commercial devices and to provide a roadmap for the viable incorporation of UV LED and, if possible, propulsion systems into the diagnostic pill envelope.

Infotonics will also conduct a detailed analysis of the 300nm ultraviolet light emitting diode (UV LED) research and development status. The analysis will include an assessment of existing sources: Boston University, which is funded as a subcontractor to CUNY under the current Infotonics research grant, Los Alamos National Laboratory, and CREE. The maturity of the devices will be determined. The objective of this subtask will be to determine the commercial viability of the existing technologies and produce a technology development roadmap consistent with MediScience commercialization objectives.

Critical technical questions that must be answered include:

      o     Power consumption of the UV LED options.

      o     Size and configuration of the subcomponent options.

      o UV intensity required to produce a sufficiently high signal/noise ratio to ensure detection of abnormal tissue.

      o Availability of suitable power sources (batteries, energy harvesters).

      o     Required on-board logic circuitry.

      o     Biocompatibility.

      o     Optical design.

Task 2 Design and integration of a beta-prototype

Infotonics will incorporate the results of Task 1 into the design and integration of a beta-prototype CPE. The specific research and development tasking will be determined by the priorities identified in Task 1. The objective of Task 2 is to reduce the size of the device envelope to a size consistent with existing commercial device. This size is optimal for "self propelled" passage through the gastrointestinal tract. The beta prototype will contain UV diagnostic capability. Propulsion capability will be added in a later phase, or incorporated in an increased scope in this Task 2 if market research dictates its increased importance.

                      Appendix B--Share Issuance Agreement
                      ------------------------------------

                            SHARE ISSUANCE AGREEMENT

      This SHARE ISSUANCE AGREEMENT (this "Agreement") dated as of __________, 2004 (the "Effective Date"), is by and between Infotonics Technology Center Inc., a New York not-for-profit corporation (the "Center") and Mediscience Technology Corp., a New Jersey corporation (the "Company").

                                   WITNESSETH

      WHEREAS, in connection with the Center's provision of present and future services to the Company under that certain Collaborative Research Agreement of even date herewith (the "Collaborative Research Agreement"), the parties desire to provide for the issuance to the Center of shares of capital stock of the Company and certain related rights.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree to the following:

      1. Certain Definitions. The following capitalized terms used in this Agreement have the following meanings:

            "Act" means the Securities Act of 1933, as the same may be amended from time to time.

            "Common Stock" means common stock of the Company, par value $0.01 per share.

            "GAAP" means generally accepted accounting principles, applied on a consistent basis.

      Capitalized terms not specifically defined herein shall have the same meaning as set forth in the Collaborative Research Agreement. In the event of any inconsistency between the terms of this Agreement and the Collaborative Research Agreement, the terms hereof shall prevail.

      2. Grant of Consideration Shares. In consideration for agreeing to provide to the Company the services described in the Collaborative Research Agreement, upon execution of this Agreement, the Company shall issue to the Center one million (1,000,000) shares of Common Stock on the Effective Date (collectively, the "Consideration Shares"). For tax reporting purposes, the parties acknowledge and agree that the fair market value of the Consideration Shares is the average of the closing prices over a thirty (30) day period ending three (3) days before the date of the signing of the Collaborative Research Agreement .

      3. Registration Rights. For so long as the Center is the holder of any Consideration Shares, in the event that the Company grants to any Person any right or rights to register under the Act any class of capital stock then held by such Person, whether mandatory, piggy-back or otherwise, the Company shall, and is hereby deemed to automatically, without further action, grant the same rights on the same terms and conditions to the Center with respect to the Consideration Shares.

      4. Observer Rights. Whether or not the Center has a designee on the board of directors of the Company, and so long as the Center is the holder of a minimum of 500,000 Consideration Shares, the Company shall notify the Center of all meetings of the board of directors on or prior to the date the directors receive notice, and one representative of the Center shall have a right to attend the meetings of the board of directors as an observer at the cost of the Center.

      5. Information Rights.

            (a) The Company shall maintain a comparative system of accounts in accordance with GAAP applied on a consistent basis, and keep full and complete financial records. Reflected in its SEC 10-Q and 10-K filings (fiscal yr. Feb.
28)

            (b) The Company shall furnish to the Center the following reports:

                  (i) as soon as such becomes available but in any event within 10 days after the accepted EDGAR filing of each fiscal quarter commencing with the quarter ending March 31, 2005, a copy of the unaudited balance sheet of the Company as at the close of such quarter, together with a statement of operations and a statement of cash flow of the Company for such quarter, prepared in accordance with GAAP consistently applied, and a brief containing the Company's MD&A discussion and analysis by management of such quarterly or year end financial statements;

                  (ii) as soon as such becomes available but in any event within 25 days after the end of each fiscal quarter commencing with the quarter ending on March 31, 2005, the Company will furnish to the Center, in a form reasonably acceptable to the Center, a brief written discussion and analysis by management of the performance of the business during that calendar month and its prospects for the next month and thereafter, and such written statement shall include a discussion by management of any major issues that could impact the operation of the business or the value of the Company's capital stock;

                  (iii) as soon as such becomes available, but in any event at least 30 days prior to commencement of each fiscal year starting with the fiscal year commencing on January 1, 2005, the Company shall furnish to the Center a copy of the Company's budget and strategic plan as pertains to the scope of the Research under the Collaborative Research Agreement;

                  (iv) as soon as such becomes available but in any event within 120 days after the end of each fiscal year commencing with the fiscal year ending on

February 28, 2005, the balance sheet of the Company as at the end of such fiscal year and the related statement of operations of stockholders' equity and statement of cash flows for the fiscal year then ended, in each case prepared in accordance with GAAP consistently applied and certified by the Company's independent public accountants, and to include a brief written discussion and analysis by management of such annual financial statements.

      6. Inspection Rights. The Company will, upon reasonable prior notice, permit authorized representatives of the Center, so long as the Center holds any Consideration Shares, to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times during normal business hours and not more than two times in any calendar year. The provisions of this section shall not be in limitation of any rights which the Center may have with respect to books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts, under the federal securities laws or the laws of the jurisdiction in which the Company is organized.

      7. Other Covenants of the Company.

            (a) The Company will cause each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the board of directors of the Company.

            (b) [Deliberately left blank]

            (c) The Company shall not compensate any person, directly or indirectly, in excess of an amount that is reasonable in relation to the services provided by such person to the Company, nor shall any person receive reimbursement for any expense not directly related to providing services to the Company.

            (d) The Company shall not, without the approval of the disinterested members of the Company's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of the Company, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than the Company would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

            (e) The Company will at all times reserve and keep available, solely for issuance and delivery to the Company, all of the Consideration Shares.

      8. Representations and Warranties of the Company. In order to induce the Center to enter into this Agreement, the Company represents and warrants to the Center that as of the Effective Date:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. The Company has all required corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby, and generally to carry out the transactions contemplated hereby and thereby. The copies of the Certificate of Incorporation and By-laws of the Company, as amended to date and as delivered to the Center concurrently herewith are correct and complete at the Effective Date. The Company is not in violation of any term of its Certificate of Incorporation or By-laws. The Company is in full compliance with all applicable laws, including without limitation, all of the rules and regulations promulgated under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

            (b) The execution, delivery and performance of this Agreement and all agreements and instruments contemplated hereby and the issuance of the Consideration Shares have been duly authorized by all necessary corporate action of the Company.

            (c) The Company is not in default in the performance of any obligation, agreement, covenant or condition contained in any material contract or other instrument to which it is a party, or by which any it or its properties may be bound; no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Company of the transactions contemplated by this Agreement; and the execution, delivery and performance of this Agreement by the Company will not conflict with or constitute a breach of, or default under, any material contract or other instrument to which it is a party or by which it is bound, nor will such action result in any violation of the certificate of incorporation or bylaws of the Company, or any law, administrative regulation or decree.

            (d) The Consideration Shares, when issued by the Company to the Center pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

      9. Representations and Warranties of the Center.

            (a) The Center acknowledges that the Consideration Shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and are being offered and sold pursuant to exemptions from such registration requirements based in part upon the Center's representations contained in this Agreement and that such shares will carry the SEC legend restricted per Rule 144 and be so recorded by Mediscience Transfer Agent Registrar & Transfer Co. Inc

SUMMARY OF Rule 144:o Applies to affiliates or non-affiliates o Must be beneficial owner for at least one year o Affiliates must have an "open window" to sell . o Must comply with volume limitations - 1% of the outstanding shares or the average of the last 4 weeks trading volume, whichever is greater . o Can only clear restrictions from the stock currently being sold -- Required paperwork signed by the shareholder: o Form 144 o 144 Seller's Representation Letter o Stock power (if certificate is not signed).

            (b) The Center acknowledges that it must bear the economic risk of this investment indefinitely unless the Consideration Shares are registered pursuant to the Securities Act or an exemption from registration is available.

            (c) The Center understands that the Company has no present intention of registering the Consideration Shares, and understands that there is no assurance that any exemption from registration under the Securities Act will be available in the future.

            (d) The Center represents that it is familiar with the Company's business affairs and financial condition and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of this investment.

            (e) The Center represents that it is acquiring the Consideration Shares for its own account for investment only, and not with a view towards distribution thereof in violation of applicable securities laws.

            (f) The Center represents that, by reason of its relationship with the Company and the Center's business and financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement.

      10. General Provisions.

            (a) This Agreement and the Exhibits hereto contain the entire agreement between the parties, superseding in all respects any and all prior oral or written agreements or understandings, pertaining to the subject matter hereof and transactions contemplated hereby, and can be amended or modified only by a written instrument signed by the parties.

            (b) No waiver by either party of any condition, breach, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further and continuing waiver of any such condition, breach, covenant, representation, or warranty.

            (c) All covenants and agreements of the Company or the Center made herein shall survive until fully discharged. All covenants, agreements representations and warranties of the Company, shall bind the Company's successors and assigns, whether so expressed or not, and, except as otherwise provided in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Center's successors and assigns and to transferees of the Consideration Shares, whether so expressed or not. The representations and warranties made by the Center in Section 9 of this Agreement shall survive the delivery of the Consideration Shares and shall bind the Center's successors and assigns and shall inure to the benefit of the Company's successors and assigns.

            (d) The Center and the Company shall be deemed independent contractors with respect to this Agreement and nothing herein contained shall be construed as creating a joint venture between them or as empowering either party to act as the agent of the other party.

            (e) This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of New York, and applicable U. S. Federal law, without regard to its conflict of laws principles or rules.

            (f) If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to submit such dispute for full, binding and final resolution in accordance with the Commercial Rules of the American Arbitration Association, with the venue of the arbitration to be located in the proximity of the principal place of business of the Respondent.

      IN WITNESS WHEREOF, the Center and the Company have each caused this Agreement to be signed by its duly authorized officers, all as of the day and year first above written.

INFOTONICS TECHNOLOGY CENTER INC.           MEDISCIENCE TECHNOLOGY CORP


By:                                         By:
   --------------------------------            ---------------------------------

Name:                                       Name:
     ------------------------------              -------------------------------

Title:                                      Title:
      -----------------------------               ------------------------------

                            Appendix C--Stock Warrant

      THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE ASSIGNED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE TRANSACTION RELATING THERETO COMPLIES WITH OR IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS AND THE COMPANY IS PROVIDED AN OPINION OF COUNSEL TO THAT EFFECT WHICH IS SATISFACTORY TO IT.

__________, 200_ ("Issuance Date")
Right to Purchase one million (1,000,000) Shares of Common Stock, par value $0.01 per share @ $3.00 per share

                          MEDISCIENCE TECHNOLOGY CORP.

                          Common Stock Purchase Warrant

      Mediscience Technology Corp., a New Jersey corporation (the "Company"), hereby certifies that, for value received, Infotonics Technology Center Inc. ("Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time before 5:00 P.M., eastern standard time, through sixth (6th) anniversary of the Issuance Date, up to one million (1,000,000) fully paid and non-assessable shares of Common Stock, par value $0.01 per share, of the Company, at a purchase price per share of three dollars ($3.00) (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "Purchase Price"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein. The term "Company" shall include Mediscience Technology Corp. and any corporation which shall succeed or assume the obligations of the Company hereunder.

      1. Exercise

      (a) Exercise for Cash. This Warrant may be exercised from time to time in whole or in part by Holder by surrender of this Warrant, with the form of subscription at the end hereof duly executed by Holder, to the Company at its principal office, accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable and being exercised by the Purchase Price then in effect. In the event that this Warrant is exercised in respect of less than all of the shares specified herein at any time prior to the date of expiration of this Warrant, a new Warrant will be issued to Holder for the remaining number of shares specified in the Warrant so surrendered.

            (b) Cashless Exercise.

                  (i) Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, on a cashless basis, by surrendering this Warrant, with the form of subscription at the end hereof duly executed by Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this Section 1(b), the number of Warrant Shares issued to Holder shall be determined according to the following formula:

X = Y(A-B)
    ------
       A

Where: X =        the number of Warrant Shares that shall be issued to Holder;

            Y = the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

            A = the Fair Market Value (as defined below) of one share of Common Stock; and

            B =         the Purchase Price then in effect.

                  (ii) The Fair Market Value per share of Common Stock shall be determined as follows:

                        (1) If the Company's Common Stock is listed on a national securities exchange, the Nasdaq National Market or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the closing prices over a thirty (30) day period ending three (3) days before the date of calculation.

                        (2) If the Company's Common Stock is actively traded over-the-counter as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation.

                        (3) If the Company's Common Stock is not listed on a national securities exchange, the NASDAQ National Market or another nationally recognized trading system and is not actively traded over-the-counter as of the Exercise Date, the Fair Market Value per share of Common Stock shall be determined in good faith by the Board of Directors of the Company (the "Board"); and, upon request of Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board's determination of such Fair Market Value.

            (c) Expiration. This Warrant shall expire and be of no further force or effect on the sixth (6th) anniversary of the Issuance Date

      2. Delivery of Stock Certificates, etc., on Exercise. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the holder hereof a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock to which such holder shall be entitled on such exercise. All such shares will carry the SEC legend restricted per Rule 144 and be so recorded by Mediscience Transfer Agent Registrar & Transfer Co. Inc

SUMMARY OF Rule 144:o Applies to affiliates or non-affiliates o Must be beneficial owner for at least one year o Affiliates must have an "open window" to sell . o Must comply with volume limitations - 1% of the outstanding shares or the average of the last 4 weeks trading volume, whichever is greater . o Can only clear restrictions from the stock currently being sold -- Required paperwork signed by the shareholder: o Form 144 o 144 Seller's Representation Letter o Stock power (if certificate is not signed)..

      3. Reorganization, Consolidation, Merger, etc.

            (a) In case at any time or from time to time, the Company shall, (i) effect a reorganization, (ii) consolidate with or merge into any other person,
(iii) sell all or substantially all of its assets or have all or substantially all of its stock sold or (iv) dissolve (each a "Major Transaction") then, in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 1, shall receive, in lieu of the Common Stock issuable on such exercise prior to such transaction, the stock and other securities and property (including cash) to which such holder would have been entitled upon consummation of such transaction if such holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in
Section 4. In each such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holder of this Warrant to the end that the provisions set forth herein (including those relating to adjustments of the Purchase Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property deliverable upon the exercise hereof as if this Warrant had been exercised immediately prior to such transaction.

            (b) Notwithstanding the foregoing or anything in this Warrant to the contrary, in connection with a Major Transaction, the Company may, in its sole discretion, give notice to the holder that this Warrant will terminate if not exercised prior to or simultaneously with the closing or consummation of such Major Transaction. Any such notice shall be in writing, shall generally describe the consideration to be received in such Major Transaction and shall be given in accordance with Section 5 at least thirty (30) days before the closing or consummation of such Major Transaction. If the holder fails to exercise this Warrant prior to simultaneously with the closing or consummation of such Major Transaction, this Warrant shall terminate and be of no further force or effect.

      4. Adjustment for Stock Split or Stock Dividend. In the event that the Company shall (i) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock, or (iii) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this Section 4. The holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive that number of shares of Common Stock determined by multiplying the number of shares of Common Stock which would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (x) the numerator is the Purchase Price which would otherwise (but for the provisions of this Section 4) be in effect, and (y) the denominator is the Purchase Price in effect on the date of such exercise.

      5. Notices. Any notice pursuant to this Warrant by the Company or by the holder shall be in writing and shall be deemed to have been duly given on the date of delivery or refusal indicated on the return receipt if delivered or mailed by certified mail, return receipt requested:

            (a) If to the holder addressed to 5450 Campus Drive, Canandaigua, New York, 14424, Attention: Jeffrey K. Newman, Esq. ______________.

            (b) If to the Company addressed to it at Folkstone Way, Cherry Hill, New Jersey, 08034, Attention: Peter Katevatis, Esq., Chairman/CEO _____________.

A party may from time to time change the address to which notices to it are to be delivered or mailed hereunder by notice in accordance herewith to the other party.

      6. Reservation of Stock, etc., Issuable on Exercise of Warrant. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, all shares of Common Stock up to One Million (1,000,000) from time to time issuable on the exercise of this Warrant.

      7. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

      8. No Impairment. The Company will not avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

      9. Negotiability, etc. This Warrant is issued upon the following terms, to all of which each holder or owner hereof by the taking hereof consents and agrees:

            (a) title to this Warrant may be transferred by endorsement (by the holder hereof executing the form of assignment at the end hereof) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery;

            (b) any person in possession of this Warrant properly endorsed is authorized to represent himself as absolute owner hereof and is empowered to transfer absolute title hereto by endorsement and delivery hereof to a bona fide purchaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of each such bona fide purchaser, and each such bona fide purchaser shall acquire absolute title hereto and to all rights represented hereby; and

            (c) until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

      10. Miscellaneous. This Warrant and any term hereof may be changed, waived or discharged only by an instrument in writing signed by the party against which enforcement of such change, waiver or discharge is sought. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, and applicable U.S. Federal law, without regard to its conflict of laws principles or rules.. If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree to submit such dispute for full, binding and final resolution in accordance with the Commercial Rules of the American Arbitration Association, with the venue of the arbitration to be located in the proximity of the principal place of business of the Respondent. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. This Warrant is being executed as an instrument under seal. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

                                            MEDISCIENCE
                                            TECHNOLOGY CORP.

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Its:
                                                --------------------------------

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: MEDISCIENCE TECHNOLOGY CORP.

      The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise this Warrant for, and to purchase thereunder, ____________ shares of Common Stock of Mediscience Technology Corp., and herewith makes payment of $________________ therefor, and requests that the certificates for such shares be issued in the name of the undersigned and delivered to
______________________________________________.

Dated:
                                             -------------------------------
                                             (Signature must conform to name
                                             of holder as specified on the
                                             face of the Warrant)


                                             -------------------------------
                                             (Address)

                               FORM OF ASSIGNMENT
                   (To be signed only on transfer of Warrant)

      For value received, the undersigned hereby sells, assigns, and transfers unto ____________________________ the right represented by the within Warrant to purchase ________________ shares of Common Stock of Mediscience Technology Corp., to which the within Warrant relates, and appoints ________________________________ Attorney to transfer such right on the books of Mediscience Technology Corp., with full power of substitution in the premises.

Dated:
       -----------------------               -----------------------------------
                                             (Signature must conform to name
                                             of holder as specified on the
                                             face of the Warrant)


                                             -----------------------------------
                                             (Address)

Signed in the presence of:


------------------------------

                        Appendix D--Background Technology
                        ---------------------------------

1. Infotonics Background Technology: Infotonics' IP rights under a certain Agreement entered into with the Research Foundation of the City University of New York on February 27, 2003, as amended, which are summarized as follows:

A royalty-free, non-exclusive commercialization license, with sub-licensing rights, to use U.S. Patent No. 6,240, 312 ("Remote-controllable, micro-scale device for use in vivo medical diagnosis and/or treatment", Alfano et al., filed May 29, 2001) for the purpose of developing and/or commercializing the CPE Technology, through February 26, 2008, renewable thereafter in a good faith negotiation.

A royalty-free, non-exclusive commercialization license, with sublicensing rights, together with the first option for a royalty-free, exclusive commercialization license, with sublicensing rights, to use any invention or other Intellectual Property generated by CUNY as a result of the Compact Photonic Explorer project sponsored by Infotonics under the above referenced Agreement for the purpose of developing and/or commercializing the CPE Technology, through February 26, 2008, renewable thereafter in a good faith negotiation. Infotonics also has the right to negotiate royalty-bearing commercial sublicenses with third parties subject to payment of a fair share of net royalty income to The Research Foundation of CUNY ("RFCUNY"). (See full contract for details.)

Special conditions applicable to MDSC: Infotonics releases its above-described IP Rights to non-exclusive and exclusive licenses from RFCUNY in favor of MDSC in the MDSC Field of Use as defined in this Agreement, to wit: "all applications related to the health of human tissue, including the detection of cancer types as well as monitoring of various physiological body functions." Such release shall be subject to survival in the same manner as a license upon Termination as provided in Section 23(d).

2. MDSC's Background Technology: Medical Diagnostic Optical technology

1) #4,930,516, August 4, 1998, Method for Detecting Cancerous Tissue Using Visible Native Luminescence: Reexamination Certificate for patent issued June 5, 1990.

2) US Patent Pending "Stokes-Shift Fluorescence spectroscopy for detection of disease and physiological state of specimen", also filed INTERNATIONAL PCT APPLICATION.

3) #5,042,494, August 27, 1991, Method and Apparatus for Detecting Cancerous Tissue using Luminescence Excitation Spectra, R. R. Alfano.

4) #5,131,398, July 21, 1992, Method and Apparatus for Distinguishing Cancerous Tissue from Benign Tumor Tissue, Benign Tissue or Normal Tissue using Native Fluorescence, R. R. Alfano, B. Das, G. Tang.

5) #5,261,410, November 16, 1993, Method for determining if a Tissue is a Malignant Tumor Tissue, a Benign Tumor Tissue, or a Normal Benign Tissue using Raman Spectroscopy, R. R. Alfano, C.-H. Liu, W. S. Glassman.

6) #5,293,872, March 15, 1994, Method for Distinguishing between Calcified Atherosclerotic Tissue and Fibrous Atherosclerotic Tissue or Normal Cardiovascular Tissue Using Raman Spectroscopy, R. R. Alfano, C. H. Liu.

7) #5,348,018, September 20, 1994, Method for determining if Tissue is Malignant as opposed to Non-Malignant using Time-Resolved Fluorescence Spectroscopy, R. R. Alfano, A. Pradhan, G. C. Tang, L. Wang, Y. Budansky, B. B. Das.

8) #5,413,108, May 9, 1995, Method and Apparatus for Mapping a Tissue Sample for and Distinguishing Different Regions thereof based on Luminescence Measurements of Cancer-indicative Native Fluorophor, R. R. Alfano.

9) #5,467,767, November 21, 1995, Method for Determining if Tissue is Malignant as opposed to Non-Malignant using Time-resolved Fluorescence Spectroscopy, R. R. Alfano, Asima Pradhan, G. C. Tang, L. Wang, Y. Budansky, B. B. Das.

10) #5,635,402, June 3, 1997. Technique for Determining whether a Cell is Malignant as opposed to Non-malignant using Extrinsic Fluorescence Spectroscopy,
R. R. Alfano, Cheng H. Liu, Wei L. Sha, Yury Budansky.

11) #5,769,081, June 23, 1998, Method for Detecting Cancerous Tissue using Optical Spectroscopy and Fourier Analysis, R. R. Alfano, A. Katz, Y. Yang.

12) #5,849,595, December 15, 1998, Method for Monitoring the Effects of Chemotherapeutic Agents on Neoplasmic Media, R. R. Alfano, G. C. Tang, S. P. Schantz.

13) #5,983,125, November 9, 1999, Method and apparatus for in vivo examination of subcutaneous tissues inside an organ of a body using optical spectroscopy, R.
R. Alfano, Y. Budansky.

14) #6,006,001, December 21, 1999, Fiber optic assembly useful in optical spectroscopy, R. R. Alfano, S. Demos, G. Zhang.

15) #6,080,584, June 27, 2000, Method and apparatus for detecting the presence of cancerous and precancerous cells in a smear using native fluorescence spectroscopy, Robert R. Alfano, Singaravelu Ganesan, and Yury Budansky.

16) #6,091,985, July 18, 2000, Detection of cancer and precancerous conditions in tissues and/or cells using native fluorescence excitation spectroscopy, Robert R. Alfano, Singaravelu Ganesan, Alvin Katz, Yang Yuanlong.

And future Intellectual Property arising from MDSC's sponsored research activities at CUNY that are necessary for and essential to the implementation and use of the Research Technology.

Special Conditions:

Infotonics' collaborative use of the above patents is limited to the specific purposes of this Agreement.

All listed patents except the "516" patent, which is owned by MDSC, arose out of sponsored research activities at CUNY and are subject to the terms of certain research agreements. A research agreement provided that all patent rights on any cancer detection inventions conceived or discovered through 1991 shall vest in MDSC, subject to a royalty payable to RFCUNY. Beginning in 1992 new inventions and patentable discoveries were assigned to RFCUNY, and MDSC was (or will be) granted an exclusive worldwide license to exploit the inventions, subject to royalties payable to RFCUNY. RFCUNY owns all copyright and publication rights to the results of the research, subject to MDSC's right to produce, translate and use all materials copyrighted by RFCUNY for MDSC's own purposes on a royalty-free, non-transferable, and non-exclusive basis. If MDSC has not made any lawful sale of any products or sublicensed any patents at or above reasonable market price within 5 years from the date of patent application, MDSC has agreed to negotiate a minimum royalty or return all rights with respect thereto to RFCUNY. (See full contracts for details.)

Appendix F--MDSC's Tasks
------------------------

Task 1: Fielding and FDA approval of beta-prototypes.

MediScience will use prototype devices, as is common in the industry, to gain FDA approval for the use of UV light to diagnose cancers in the digestive tract. Results of the clinical trials will be used to provide new objectives for research and development intended to lead to a commercial device.

Task 2: Market dynamics, performance, and competition.

MediScience will lead the market evaluation efforts. The objective of this Task is to define the performance parameters necessary to lead the R&D effort to a viable device configuration, manufacturing approach, cost and performance. The market evaluation efforts will include the development of a detailed understanding of:

            o     Disease demographics - incidence, prevalence, screening volume

            o     Delivery of care dynamics - current protocols by presentation

            o Product performance (sensitivity, specificity, ease of localization of specimen capture)

            o     Service requirements demanded from product suppliers

            o     Pricing and reimbursement models

            o     Unmet needs, specifically targeting the above parameters

            o Visible direct competition from enhanced pill-based products or direct auto digestive tract diagnostics and the impact on the screening protocol

            o Visible substitute competition from vaccines, etc. and the impact on the screening demand and/or protocol

>     Assess receptivity of the market to the screening product profile

            o     Specimen localization impact on sensitivity

            o     Supplemental data collection impact on specificity

            o     Readiness to adapt procedure within existing protocols

            o     Reimbursement and pricing potential

            o Top-line financial projections of ultimate unit and revenue forecast

>     Assessment of current confirmation diagnostics market

            o     Delivery of care dynamics

            o     Product performance

            o     Current pricing and reimbursement

            o     Unmet needs

            o Visible direct and substitute competition and the impact on the confirmation protocol

>     Assessment of receptivity of the market to the application in confirmation

            o     Performance requirements (sensitivity, specificity)

            o     Point of care attraction - a valuable benefit or not

            o     Overall protocol adaptation requirements

            o     Pricing ceilings

            o     Top-line revenue projections

> Presentation of top-line performance profile requirements to FDA consultants for incorporation into development plan

>     Top-line commercialization requirements

            o     Order of magnitude of potential target clinician sites

            o     Field force assets required

            o Other service assets required (e.g.: reimbursement assistance, leasing, applications, etc.)

> Surface primary commercialization options available based on publicly available data and knowledge base (for example)

            o     Internal build of field force and service assets

            o     Lease-to-buy field force and service assets

            o Co-marketing/Co-promotion/Joint Venture with existing diagnostic, pharmaceutical companies

            o Utilization of distributor organizations (Medlink and other specialty distributors)

> Review commercialization options against strategic and financial considerations to Mediscience

            o     Strategic fit and long term value

            o     Top-line potential financial requirements - order of magnitude

            o     Potential market reaction based on comparable scenarios